EXHIBIT 10.1
SEPARATION AGREEMENT AND RELEASE
     THIS SEPARATION AGREEMENT AND RELEASE (“Agreement”), by and between Walter Turek (“Employee” or “you”) and PAYCHEX, INC. (the “Company”) and its parents, subsidiaries, divisions, affiliates, and/or related business entities, and with respect to each of them, their predecessors, successors and assigns, employee benefit plans or funds, and with respect to each such entity, all of its or their past and/or present shareholders, directors, officers, attorneys, fiduciaries, agents, trustees, administrators, employees and assigns, whether acting on behalf of the Company or in their individual capacities (collectively the “Company Entities”) is made on August 18, 2009.
     1. SEPARATION DATE.
          a. You acknowledge that your retirement date, which shall be your last day of employment with the Company, will be May 31, 2009 (the “Separation Date”). From the date hereof through the Separation Date (the “Notice Period”), you shall continue to be an at-will employee of the Company and conditioned on your continued satisfactory performance, the Company will, during the Notice Period, continue to pay you your regular base salary and continue to provide you with those benefits that you were eligible to receive prior to the date hereof; provided that (i) you comply with your obligations as an employee of the Company, including, but not limited to, your duty of undivided loyalty and those duties enumerated herein and (ii) you do not engage in any conduct that is determined by the Company to have been detrimental. During the Notice Period the Company may, at its sole discretion, choose to discontinue or otherwise limit your access to confidential information and/or elect to: (i) require you to continue to perform your regular and/or alternative duties; (ii) require you to discontinue your duties, in whole or in part; and/or (iii) require you to aid and assist in the transition process associated with your departure.
          b. After the Separation Date, you shall not represent yourself as being an employee, officer, agent or representative of the Company for any purpose and you shall have no authority or power to act on behalf of the Company or to hold yourself out as an officer or agent of the Company. The Separation Date shall be the termination date of your employment for purposes of participation in and coverage under all benefit/pension plans and programs sponsored by or through the Company Entities. You agree to submit all requests for reimbursable business expenses incurred prior to the Separation Date for reimbursement no later than one week following the Separation Date (all such reimbursement requests shall otherwise be in accordance with Company’s usual guidelines and practices).
          c. The Company will compensate you for accrued but unused paid time off benefits (totaling $48,350.40, representing your 240 unused paid time off hours), less applicable tax withholdings and ordinary payroll deductions, through the Separation Date, and Employee will receive such payment within thirty (30) days of the Separation Date.
          d. Except as otherwise expressly provided for herein, you affirm that you have been paid and/or have received all compensation, bonuses, severance and/or benefits to which you may have been entitled during the period of employment with the Company Entities, including any payments or benefits you may have been entitled to and you shall not be entitled to any other compensation, severance, equity or option payments, incentives, bonuses, awards or any other form of payment or benefits from any of the Company Entities, either with respect to prior years or service or your employment in 2009. Notwithstanding the foregoing, you shall remain entitled to (i) any bonus for which you may eligible and that is otherwise earned by you for fiscal 2009, subject to the terms of the bonus plan and the discretion of the Governance and Compensation Committee; (ii) your restricted stock and option awards to the extent vested as of the Separation Date (or any earlier termination date) and (iii) your accrued and vested balance in the Company’s non-qualified and unfunded deferred compensation plan (the “Deferral Plan”). Your rights with respect to the exercise of any vested stock options shall be governed by the terms of the applicable option grant and plan. Amounts payable to you under the Deferral Plan shall be paid to you in accordance with your prior election and otherwise subject to the terms of such plan. Furthermore, for purposes of the Paychex, Inc. 401(k) Retirement Plan (referred to as the “Plan”), Employee will be considered a terminated employee as of June 1, 2009. As such, contributions, vesting, matches and other service based benefits, rights and features accorded to employees will terminate as of end of business on May 31, 2009. All the terms and conditions of the Plan will be governed by the controlling plan documents. The Plan has not been modified in any way by this Agreement. Nothing in the Agreement is intended to waive or release Employee’s ability to receive benefits in accordance with the Plan.
     2. CONSIDERATION. In consideration of and exchange for your release and waiver of all claims against the Company Entities and your compliance with all other terms and conditions of this Agreement and conditioned on your satisfactory completion of service during the Notice Period, the Company agrees to provide you with the following “Consideration”:
          a. The Company shall pay you two-hundred ten thousand four-hundred seventy dollars ($210,470.00) (less applicable taxes and withholdings), payable in bi-weekly installments over six (6) months in accordance with the Company’s payroll policy (the “Payment”). The Payment will be payable, minus applicable tax withholdings, beginning not later than ten (10) business days following the Effective Date of the annexed General Release following your Separation Date. Notwithstanding anything herein to the contrary, the Company may withhold any further payments to you hereunder in the event the Company determines that you have breached the material terms of the General Release or have violated any of your other continuing obligations hereunder, including the post termination obligations set forth in section 7 and the cooperation provisions set forth in section 9. The Payment shall not constitute compensation for any purpose under any retirement plan maintained by the Company Entities. In the event of your death or incapacity, the Payment shall be made to your estate or personal representative, as applicable, subject to the delivery and effectiveness of the General Release signed by your estate or personal representative, as applicable.
          b. If you timely elect COBRA coverage for yourself and/or your eligible dependents, the Company will pay the premiums for such coverage for six (6) months following the Effective Date of the annexed General Release following your Separation Date (or until you secure health coverage through employment with another entity or you are no longer eligible for COBRA coverage, if earlier). In addition, following the six (6) months coverage period, you may be eligible to elect to continue health coverage on a self-pay basis in accordance with your rights and obligations under COBRA. Information regarding your rights under COBRA will be provided to you under separate cover.

          c. You acknowledge and agree that the Consideration provided to you under this Agreement exceeds any payment, benefit, or other thing of value to which you might otherwise be entitled under any policy, plan or procedure of the Company and/or any agreement between you and the Company.
     3. GENERAL RELEASE OF ALL CLAIMS.
          a. No later than twenty-one (21) days from the date hereof, you agree to execute and not revoke the General Release attached as Annex A.
          b. In order to be entitled to the payments and benefits set forth in section 2 hereof, you must re-execute and not revoke the General Release attached as Annex A on or after the Separation Date. You will again have the opportunity to consider for twenty-one (21) days whether to re-execute this Agreement. If the General Release is not re-executed on or within twenty-one (21) days after the Separation Date, the Company shall have no further obligations under this Agreement and all further payment obligations shall terminate. This in no way affects your prior General Release. By your re-execution of the General Release, the release set forth therein shall be deemed to cover any claims which you have, may have had, or thereafter may have existing or occurring at any time on or before the date on which you re-execute the General Release.
     4. RESIGNATIONS. Effective as of the Separation Date (or earlier if your employment is terminated), you agree to resign from all board seats and any other positions that you hold in connection with your employment by or service in connection with any of the Company Entities and to execute the omnibus resignation letter attached as Annex B and any implementing documentation that the Company may request in connection with such resignations.
     5. RESPONSE TO LEGAL PROCESS. Nothing in this Agreement shall preclude you from providing truthful information to a government agency, or in response to a valid subpoena, or as otherwise required by law.
     6. NON-ADMISSION OF WRONGDOING. This Agreement is not intended, and shall not be construed, as an admission that any of the Company Entities have violated any law (statutory or decisional), ordinance or regulation, breached any contract or policy, or committed any wrong whatsoever against you.
     7. POST TERMINATION OBLIGATIONS.
          a. Your Existing Confidential Information and Non-Solicitation Agreement-You acknowledge that by virtue of your long standing employment by the Company as Senior Vice President, Sales and Marketing, you have had unfettered access to a range of sensitive and confidential information regarding the business operations, strategies, customers, prospects, employees and finances of the Company and its affiliates. You acknowledge that you are bound by the terms of the PAYCHEX “Employee Confidential Information and Non-Solicitation Agreement,” as signed by you on June 18th, 1992 (a copy of which is attached as Exhibit A, the “Confidentiality Agreement”), through the Separation Date and for eighteen (18) months thereafter, and that the provisions of the Confidentiality Agreement shall continue in full force and effect following the Separation Date. In particular, and in consideration of the terms of this Agreement and your prior employment with the Company, you agree that the non-solicitation provisions of Section (4) of the Confidentiality Agreement shall apply, without limitation, to (i) customers or prospects of the Company who were solicited or serviced directly by you or where you supervised, directly or indirectly, in whole or in part, the solicitation or servicing related to such customers or prospects and (ii) to any former customer of the Company or its affiliates who was such within one (1) year prior to your termination of employment and who were solicited or serviced directly by you or where you supervised, directly or indirectly, in whole or in part, the solicitation or servicing related to such customers. You agree further that during the eighteen (18) month period following your termination of employment you shall not induce or otherwise recommend to any third party, including, but not limited to, referral resources, retailers, vendors, suppliers, customers (or any other provider or recipient of goods or services to or from the Company Entities), that they terminate or diminish their business relationship with the Company or its affiliates or undertake any other action that would, directly or indirectly, be materially detrimental to the Company or its affiliates’ relationships with these entities or that could otherwise interfere with the Company or its affiliates’ business.
          b. Non-Competition. You agree that through the Separation Date and for a period of six (6) months thereafter, you will not directly or indirectly engage in, have any equity interest in (except to the extent you own less than two percent (2%) of the outstanding shares of a publicly traded company), or manage or operate any person, firm, corporation, partnership or business (whether as a director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business or activity which competes with any business that, as of the Separation Date, the Company Entities are engaged in, or have taken affirmative steps to engage in, anywhere in the world in which the Company does business. You agree that during this non-compete period, you will notify the Company’s Chief Legal Officer in writing regarding the nature and scope of any proposed employment opportunity you may be considering and before entering into such employment will apprise any prospective employer in writing of your post-termination obligations under this Agreement.
          c. Non-Disparagement. The parties agree that they will not disparage or defame or encourage or induce others to disparage or defame Employee, the Company, or any of the Company Entities, including comments that would adversely affect or damage in any manner (or otherwise portray in a false or negative light) the conduct of the business of, or business reputation of, any of the Company Entities or any of their officers, executives or personnel.
          d. Damages. The parties acknowledge that the damages resulting from your breach of the provisions of Section (7)(a) above and your breach of the provisions of Sections (4) and (5) of the Confidentiality Agreement are impossible to calculate in advance with any specificity and that the parties have agreed to the following liquidated damages formula as a reasonable estimate of damages to be incurred by the Company as a result of such a breach: (I) in the event of your breach of Section (7)(a) of this Agreement and Section (4) of the Confidentiality Agreement, an amount equal to 150% of the annualized revenues of the solicited customer (measured by the average of the last three (3) months’ fees payable by such customer to the Company before termination of its relationship with the Company); (II) in the event of your breach of Section (5) of the Confidentiality Agreement with respect to any sales representative of the Company or its affiliates, an agreed upon sum equal to 150% of the greater of (i) the annualized sales revenue attributed by the Company to such sales representative for the year in which his/her employment terminated or (ii) the annual sales revenue attributed by the Company to such sales representative for the immediately preceding full fiscal year; and (III) in the event of your breach of Section (5) of the Confidentiality Agreement with respect to any other employee of the Company or its affiliates, an agreed upon sum equal to 100% of annual compensation including but not limited to salary, commission and bonus, as applicable, measured by the twelve month period immediately preceding the employee’s termination of employment with the Company.
          e. Additional Remedies. Nothing in this Agreement shall affect the right of the Company to enforce any other remedies that might be available to it with respect to your violation of any non-competition, non-solicitation, or confidentiality obligation, or with respect to your engagement in any post-termination detrimental conduct, including, without limitation, any provision under any equity plan or award agreement, or under any deferred compensation plan providing for the forfeiture of any equity award or amounts deferred or the repayment of any gain realized in connection with the exercise of any previously granted options.
     8. RETURN OF PROPERTY. On or before the Separation Date you shall comply in all respects with the Confidentiality Agreement and shall immediately return to the Company all property belonging to the Company and/or the Company Entities, including but not limited to laptop, cell phone, keys, card access to the building and office floors, internal policies and other confidential business financial information and documents, such as files and material in your possession (including any computers, pagers, Blackberry, cellular phones, etc.), and all copies of computerized databases and related materials regarding the Company Entities.
     9. COOPERATION. You agree that it is an essential term and condition of this Agreement that you cooperate with the Company Entities and its counsel (i) with respect to all matters, for which you had responsibility or oversight while employed and (ii) any claims and/or lawsuits involving the Company Entities of which you may have particular knowledge or in which you may be a witness, and following your termination of employment, you agree to fully cooperate with, and make yourself available to respond to inquiries from, representatives of any of the Company Entities regarding any matters arising during the course of your employment or in connection with any investigation, administrative proceeding, arbitration, mediation or litigation (each, a “Proceeding”) relating to any matter arising during the course of your employment or of which you have knowledge, including without limitation any Proceeding relating to E-Chx, Inc. and/or Rapid Payroll, Inc.. Such cooperation includes meeting the Company Entities’ representatives and counsel to disclose such facts as you may know, preparing with the Company Entities’ counsel for any deposition, trial, hearing or other proceeding; attending any deposition, trial, hearing or other proceeding to provide truthful testimony; and providing other assistance to the Company Entities and to the Company Entities’ counsel as may, in the judgment of the Company Entities’ counsel, be necessary. You agree that, in the event you are subpoenaed or otherwise required by any person or entity (including, but not limited to, any government agency) to give testimony or produce documents (in a deposition, court proceeding or otherwise) which in any way relates to your employment by the Company, you will, to the extent not legally prohibited from doing so, give prompt notice of such request to the Chief Legal Officer of the Company so that the Company may contest the right of the requesting person or entity to such disclosure before making such disclosure. Nothing in this provision shall require you to violate your obligation to comply with valid legal process. The Company will not pay any consulting, per diem, or professional fees for cooperation in such matters; provided, however, the Company shall pay for or directly reimburse you for your reasonable out-of-pocket expenses incurred pursuant to this section 9 (including but not limited to reasonable travel expenses), in each case incurred with the prior written approval of the Company.
     10. MATERIAL BREACH. Any breach of the provisions of Paragraphs 4, 7, 8 and/or 9 above, shall be considered a material breach of this Agreement. In the event that you have committed a material breach of this Agreement, in addition to any remedies available to the Company under the Confidentiality Agreement, you consent to the entry of injunctive relief against yourself, in addition to the Company Entities’ right to pursue any and all of their remedies under the law. You further agree that the Company Entities may obtain injunctive relief without the posting of a bond. The parties further agree that, in the event the Company Entities prevail in pursuing their legal remedies against you as a result of your breach of this Agreement or the Confidentiality Agreement, you shall pay and reimburse the Company Entities for their attorneys’ fees and costs incurred in any such action.
     11. REFERENCES; PUBLIC STATEMENTS. All inquiries relating to your employment with the Company shall be directed to the Vice President of Organizational Development. You agree to make no public statements or comments to the media regarding your separation of employment from the Company.
     12. GOVERNING LAW AND ENFORCEMENT. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of law. Additionally, any action concerning this Agreement shall be commenced exclusively in the state courts of Monroe Country, New York or United States District Court for the Western District of New York, in Rochester, New York. Both parties consent to the exclusive jurisdiction of such state and federal courts and waive any claim under the doctrine of forum non conveniens.
     13. ENTIRE AGREEMENT. You understand that, except as otherwise provided herein, this Agreement constitutes the complete understanding between the Company and you, and, supersedes any and all agreements, understandings, and discussions, whether written or oral, between you and any of the Company Entities, except that any indemnification rights you were provided as an officer of the Company will survive this Agreement. No other promises or agreements, or modifications, waivers or amendments to this Agreement, shall be binding unless in writing and signed by both the Company and you after the execution of this Agreement. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when executed together, shall constitute but one and the same Agreement. The parties further agree that if any part or any provision of this Agreement is determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of the Agreement.

     14. ACKNOWLEDGMENTS. You acknowledge that you: (a) have carefully read this Agreement in its entirety; (b) are hereby advised by the Company, in this writing, to consult with an attorney of your choice before signing this Agreement; (c) fully understand the significance of all of the terms and conditions of this Agreement and have discussed them with an attorney of your choice, or have had a reasonable opportunity to do so; and (d) are signing this Agreement voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein.
     15. 409A Considerations. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on Employee by Code Section 409A or any damages for failing to comply with Code Section 409A hereunder or otherwise. The reimbursement payment for costs, expenses or in-kind benefits provided for under Section 2(b) of this Agreement or otherwise, except as permitted by Code Section 409A, shall (i) be made no later than the end of the calendar year following the calendar year in which such costs, expenses or in-kind benefits were incurred or provided; (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year shall not affect the amounts of expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year (other than with regard to a limit related to the period in which an arrangement is in effect (other than with regard to a limit related to the period in which the arrangement is in effect with regard to an arrangement subject to Section 105(b) of the Code), and (iii) the reimbursement or in-kind benefit cannot be liquidated or exchanged for any other benefit.
     IN WITNESS WHEREOF, the parties hereto have approved and executed this Agreement as of the dates set forth below:

THE COMPANY		EMPLOYEE

BY:	/s/ Jonathan J. Judge	BY:	/s/ Walter Turek

	Name: Jonathan Judge		Walter Turek
Title: President and Chief Executive Officer

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